UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2016, at our Annual Meeting of Limited Partner Unitholders, our unitholders approved the adoption of the Cedar Fair, L.P. 2016 Omnibus Incentive Plan (the “Omnibus Plan”).

The Omnibus Plan is administered by our Compensation Committee (the “Committee”), which has full power and authority to interpret and administer the Omnibus Plan and any related award agreements. Under the Omnibus Plan, the Committee may grant unit options, unit appreciation rights, restricted units, performance unit awards, distribution equivalents, other unit awards, cash incentive awards and unrestricted unit awards to our key employees, officers and directors (including those key employees, officers and directors of our affiliates). A total of 2,820,416 units of limited partnership interest are available for award under the Omnibus Plan, subject to certain adjustments as provided in the Omnibus Plan. The Omnibus Plan has a ten (10) year term.

The foregoing description of the Omnibus Plan is qualified by the full text of the Omnibus Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit (10.1)	Cedar Fair, L.P. 2016 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P. By: Cedar Fair Management, Inc., General Partner

Date: June 10, 2016	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit (10.1)	Cedar Fair, L.P. 2016 Omnibus Incentive Plan